Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

Direct Dial Number +1-212-455-2812	E-mail Address r.fenyes@stblaw.com

November 8, 2023

Amneal Pharmaceuticals, Inc.

400 Crossing Boulevard

Bridgewater, New Jersey 08807

Ladies and Gentlemen:

We have acted as counsel to Amneal Pharmaceuticals, Inc. (formerly known as Amneal NewCo Inc.), a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to (a) the Registration Statement on Form S-8 (File No. 333-273824), relating to the issuance of up to 20,000,000 shares of Class A common stock, par value $0.01 per share (the “Predecessor Common Stock”), of Amneal Intermediate Inc. (formerly known as Amneal Pharmaceuticals, Inc.), a Delaware corporation (the “Predecessor Registrant”) issuable under the Amended and Restated Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “Plan”), (b) the Registration Statement on Form S-8 (File No. 333-248070), relating to the issuance of up to 14,000,000 shares of Predecessor Common Stock issuable under the Plan and (c) the Registration Statement on Form S-8 (File No. 333-224700), relating to the issuance of up to 23,000,000 shares of Predecessor Common Stock issuable under the Plan (collectively, the “Registration Statements”), originally filed by the Predecessor Registrant, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

Simpson Thacher & Bartlett LLP

Amneal Pharmaceuticals, Inc.	-2-	November 8, 2023

The Company became the successor to the Predecessor Registrant on November 8, 2023 for purposes of Rule 414 under the Securities Act as a result of the merger (the “Merger”) of the Predecessor Registrant with the Company’s wholly owned subsidiary, Amneal Merger Sub 1 Inc., a Delaware corporation (the “Merger Sub”), with the Predecessor Registrant being the surviving corporation. Upon effectiveness of the Merger, the separate corporate existence of Merger Sub ceased and the Predecessor Registrant became a direct, wholly owned subsidiary of the Company. In connection with the Merger, the Company assumed and adopted the Plan and, as a result, shares of Class A common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) are issuable pursuant thereto.

The Registration Statements, as amended by the Post-Effective Amendment, relate to the issuance by the Company of an aggregate of up to 57,000,000 shares (the “Shares”) of Company Common Stock that may be issued under the Plan.

We have examined the Registration Statements; the Post-Effective Amendment; the Amended and Restated Certificate of Incorporation of the Company and the Plan, each of which has been filed with the Commission and incorporated by reference in the Post-Effective Amendment. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Simpson Thacher & Bartlett LLP

Amneal Pharmaceuticals, Inc.	-3-	November 8, 2023

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment to the Registration Statements.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP